                                 SCHEDULE 13D

CUSIP No. 817439102

                                                                       EXHIBIT 1

            DIRECTORS AND EXECUTIVE OFFICERS OF PARENT AND OFFEROR

Executive Officers of Parent:
-----------------------------

The principal business address of each executive officer of Parent is 6400 N.W. 6th Way, Ft. Lauderdale, Florida 33309. All executive officers of Parent are citizens of the United States.


Name                         Present Principal Occupation
----                         ----------------------------

Mark B. Templeton            President

Roger W. Roberts             Chairman of the Board, Chief Operating Officer

John P. Cunningham           Senior Vice President, Finance and Administration,
                             Chief Financial Officer, Treasurer and Assistant
                             Secretary

John C. Burris               Senior Vice President, Worldwide Sales and Customer
                             Services

David A.G. Jones             Senior Vice President, Corporate Development

Scott Kinnear                Vice President, Worldwide Product Development

Leslie A. Pendergast         Vice President, Human Resources

David D. Urbani              Vice President and Corporate Controller

David Weiss                  Vice President, Worldwide Marketing

Directors of Parent:
-------------------

All directors of Parent are citizens of the United States.


Name                         Present Principal Occupation
----                         ----------------------------

Kevin R. Compton             General Partner, Kleiner Perkins Caufield & Byers

Stephen M. Dow               General Partner, Sevin Rosen Funds

Robert N. Goldman            Chairman, Chief Executive Officer, eXcelon
                             Corporation
Tyrone F. Pike               President, Chairman, Chief Executive Officer,
                             VPNX.com, Inc.

Roger W. Roberts             Chairman of the Board, Chief Operating Officers,
                             Parent

Mark B. Templeton            President, Parent

John W. White                Former Chief Information Officer, Compaq Computer
                             Corporation

                                 SCHEDULE 13D

CUSIP No. 817439102


Executive Officers of Offeror:
------------------------------

The principal business address of each executive officer of Offeror is 6400 N.W. 6th Way, Ft. Lauderdale, Florida 33309. All executive officers of Offeror are citizens of the United States.


Name                               Present Principal Occupation
----                               ----------------------------

John P. Cunningham (President and  (see description above)
Chief Executive Officer)

Daniel P. Roy (Vice President and   Vice President, General Counsel of Parent
Secretary)

Directors of Offeror:
--------------------

All directors of Offeror are citizens of the United States.


Name                                Present Principal Occupation
----                                ----------------------------

John P. Cunningham                  (see description above)

David D. Urbani                     (see description above)